UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 13, 2017

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)
(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On March 13, 2017, Nutanix, Inc. (the “Company”) entered into a memorandum of understanding with Flextronics Telecom Systems Limited (“Flextronics”), effective as of December 1, 2016 (the “MOU”), pursuant to which Flextronics will procure components, parts and raw material for, and manufacture, assemble, test, inspect, configure and ship, certain products for the Company. The MOU shall continue in effect until the parties execute a Master Services Agreement replacing the MOU or either party terminates the MOU, which can be done for any reason by either party upon 180 day written notice to the other party.

The MOU provides that the type, quantity, delivery and price of the products and services to be delivered and performed under the MOU will be in conformity with the general purchasing terms set forth in the MOU and the related purchase orders to be issued by the Company to Flextronics.
The above description of the MOU does not purport to be complete and is qualified in its entirety by reference to the full text of the MOU, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

By: /s/ Duston M. Williams
Duston M. Williams Chief Financial Officer (Principal Financial Officer)
Date: March 17, 2017